Exhibit 99.1

AMAZON.COM ANNOUNCES SECOND QUARTER SALES UP 25% TO $38.0 BILLION
SEATTLE—(BUSINESS WIRE) July 27, 2017—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its second quarter ended June 30, 2017.
Operating cash flow increased 37% to $17.9 billion for the trailing twelve months, compared with $13.0 billion for the trailing twelve months ended June 30, 2016. Free cash flow increased to $9.7 billion for the trailing twelve months, compared with $7.7 billion for the trailing twelve months ended June 30, 2016. Free cash flow less lease principal repayments increased to $5.5 billion for the trailing twelve months, compared with $4.2 billion for the trailing twelve months ended June 30, 2016. Free cash flow less finance lease principal repayments and assets acquired under capital leases decreased to $1.5 billion for the trailing twelve months, compared with $2.9 billion for the trailing twelve months ended June 30, 2016.
Common shares outstanding plus shares underlying stock-based awards totaled 502 million on June 30, 2017, compared with 495 million one year ago.
Net sales increased 25% to $38.0 billion in the second quarter, compared with $30.4 billion in second quarter 2016. Excluding the $502 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 26% compared with second quarter 2016.
Operating income decreased 51% to $628 million in the second quarter, compared with operating income of $1.3 billion in second quarter 2016.
Net income was $197 million in the second quarter, or $0.40 per diluted share, compared with net income of $857 million, or $1.78 per diluted share, in second quarter 2016.

“Our teams remain heads-down and focused on customers,” said Jeff Bezos, Amazon founder and CEO. “In the last few months, we launched Echo Show (our newest Echo device with a video screen), introduced calling and messaging via Alexa on all Echo devices, debuted Inside Edge on Prime Video (the first of 18 Indian Original Series), introduced Amazon Channels in both the U.K. and Germany, launched four new Fire tablets, expanded Amazon Fresh to Germany, launched Prime Now in Singapore, launched our 25th airplane with Prime Air, hired more than 30,000 new employees, opened three new Amazon Books stores, launched more than 400 significant AWS features and services, migrated more than 7,000 databases using AWS Database Migration Service, and held our third annual Prime Day — signing up more Prime members than ever before. It’s energizing to invent on behalf of customers, and we continue to see many high-quality opportunities to invest.”
Highlights

•
The third annual Prime Day was the biggest global shopping event ever for Amazon with more new Prime members joining Prime than any single day in Amazon history. Hundreds of thousands of small businesses and entrepreneurs participated in the global event and sold more than 40 million units.

•
Prime Day was the biggest sales event ever for Amazon devices worldwide, including record sales for Echo, Fire tablets, and Kindle devices. The Echo Dot was the best-selling Amazon device this Prime Day and was the best-selling product from any manufacturer in any category across Amazon globally. The All-New Element 55-inch 4K Ultra HD Smart LED TV — Amazon Fire TV Edition was the best-selling TV deal in Amazon history, selling through record units in less than four hours.

•
Amazon Studios released The Big Sick in theaters nationwide, starring Kumail Nanjiani, Zoe Kazan, Holly Hunter, and Ray Romano. The Big Sick has gained widespread critical acclaim, earning a score of 98% on Rotten Tomatoes and a metascore of 87 on Metacritic.

•	Amazon Video received 16 Emmy nominations, including nominations for Original Series Transparent, The Man in the High Castle, Mozart in the Jungle, and Catastrophe.

•
Amazon Studios will premiere a slate of new Original Series and Movies in the coming months, including new Original Series The Last Tycoon, The Tick, The Marvelous Mrs. Maisel, and the second season of The Grand Tour, as well as the theatrical debut of Original Movies Last Flag Flying, Wonderstruck, and Wonder Wheel.

•
Prime Video launched its first Indian Amazon Original, Inside Edge. This ten-episode series combines the worlds of cricket and entertainment and is available in over 200 countries and territories worldwide.

•
Amazon Channels launched in the U.K., Germany, and Austria, bringing Prime members the choice to subscribe to a wide range of live and on-demand TV channel subscriptions, including Discovery and Eurosport Player in the U.K., as well as MGM and GEO Television in Germany and Austria.

•
Amazon introduced Echo Show, a new Echo device that gives customers everything they love about Alexa, now with a video screen. Just ask and view music lyrics with Amazon Music, box scores from last night’s game, video clips, camera feeds, Prime Photos, and more. In addition, Echo Show can instantly connect with family and friends through video calling and messaging.

•
Amazon launched calling and messaging via Alexa on Echo devices. Hands-free calling, video calling, and messaging bring family and friends closer together, making Amazon Echo a communal device in your home. Additionally, Alexa keeps getting even smarter with customer-requested features such as proactive reminders and named timers.

•
Amazon introduced new Alexa smart home capabilities for customers, including the ability to use Alexa to control entertainment devices like televisions, connected speakers, and remotes; view feeds from smart cameras on their Echo Show, control Roomba vacuum cleaners, or turn their IKEA smart lights on and off.

•
The Alexa Skills store now offers customers more than 15,000 skills. Customers can listen to over 200 channels from SiriusXM, check their American Express account, watch trailers and purchase movie tickets from Fandango, and more.

•
Amazon added four new Fire tablets to its lineup, including the all-new Fire 7, the next generation of Amazon’s best-selling tablet; the all-new Fire HD 8, the next generation of Amazon’s highest customer-rated tablet; and two new tablets built from the ground up for kids — the Fire 7 Kids Edition and Fire HD 8 Kids Edition.

•
Amazon and Migu, a subsidiary of China Mobile with one of the largest online reading libraries in China, announced the Kindle X Migu E-reader, an entirely new Kindle created exclusively for readers in China. The new Kindle combines features readers love about Kindle with over 460,000 eBooks from the Kindle Store and over 400,000 online literature titles from Migu.

•
Amazon launched Prime Now in Singapore, offering free two-hour delivery on tens of thousands of items.  Customers can shop on the Prime Now app for everything on their list from eggs, cold beer, and ice cream to baby strollers, toys, and consumer electronics.

•	AmazonFresh is now available in Germany, including Berlin and Hamburg, offering customers a broad selection of groceries in addition to everyday products.

•	Amazon Business now serves more than one million business customers in the U.S., offering business-only discounted pricing on millions of items and access to more than 85,000 business sellers.

•
Amazon hosted Boost with FBA, a summit for small business and entrepreneurs participating in the FBA program. The inaugural event brought together more than 1,000 entrepreneurs and small business owners to meet with Amazon leaders and learn more about the tools and services available for growing their businesses.

•
Amazon Books recently opened bookstores in Lynnfield, MA, Paramus, NJ, and New York, NY, and now has eight bookstores across the U.S. with five more stores coming soon. Amazon Books integrates the benefits of offline and online shopping to help customers discover books and devices.

•
Amazon Web Services (AWS) announced that Ancestry, the global leader in family history and consumer genomics; Hightail, a virtual workspace for creative collaboration and file sharing; and California Polytechnic State University are going all-in on AWS. Other enterprise customers that have recently chosen AWS to run significant production workloads include Discovery Communications, Morningstar, BP, and Zillow Group.

•
AWS customers continue to ramp their use of Amazon Machine Learning and Artificial Intelligence services with American Heart Association, Freshdesk, HubSpot, Aylesbury Vale District Council, Capital One, OhioHealth, NASA, Liberty Mutual Insurance, Vonage, and Kelley Blue Book using natural language chat bots via Amazon Lex; The Washington Post, Duolingo, BeeLiked, GoAnimate, WizKids, Royal National Institute for the Blind, Y-cam, Mapbox, iTranslate, InHealthcare, Storybulbs, Aculab, and Aloud! enhancing customer engagement with Amazon Polly’s text-to-speech capabilities; and C-SPAN, Motorola Solutions, Openinfluence, Go Girl, Bynder, HYPR, TheTake, Witlee, RealTimes, and the Washington County Sheriff’s Office which are identifying on-camera personalities, celebrities, and people of interest using Amazon Rekognition.

•
AWS announced that in 2018 it will open a new infrastructure region in Hong Kong and a second GovCloud region in the U.S. AWS currently operates 44 Availability Zones across 16 infrastructure regions worldwide, with announced plans for another 14 Availability Zones across five AWS Regions.

•
AWS announced the general availability of AWS Greengrass, software that allows customers to run AWS compute, messaging, data caching, and sync capabilities on connected devices. Enel, Konecranes, Pentair, Rio Tinto, and Stanley Black & Decker are among the customers using AWS Greengrass to allow connected devices to perform some tasks locally while leveraging the full processing, analytics, and storage power of the AWS Cloud. More than a dozen AWS partners including BSquare, Canonical, Digi International, Intel, Lenovo, Mongoose, Nokia, Qualcomm Technologies, Raspberry Pi, Samsung, Technicolor, and Wistron are integrating AWS Greengrass into their platforms so devices will come with AWS Greengrass built-in.

•
AWS announced the general availability of Amazon DynamoDB Accelerator (DAX), a fully-managed, highly available, in-memory cache that can reduce Amazon DynamoDB response times from milliseconds to microseconds, even at millions of requests per second. With DAX, customers using DynamoDB for mobile, web, gaming, ad tech, IoT, and many other types of applications can achieve 10x faster query performance.

•
AWS announced the availability of G3 instances, the next generation of GPU-powered Amazon Elastic Compute Cloud (Amazon EC2) instances designed for graphics-intensive workloads like 3D rendering, 3D visualization, video encoding, and virtual reality applications. Backed by NVIDIA Tesla M60 GPUs, G3 instances offer double the CPU power per GPU and double the host memory per GPU than the prior most powerful GPU cloud instance available.

•	AWS announced that customers have migrated more than 30,000 databases using the AWS Database Migration Service since it became generally available in 2016.

•
Amazon announced that more than 10,000 employees have participated in Career Choice, and that it expects to reach 20,000 participants by 2020. Career Choice is Amazon’s innovative career training program that pre-pays 95% of tuition for high-demand fields, regardless of whether they are relevant to a career at Amazon. Career Choice has dedicated on-site classrooms at 25 fulfillment centers, and has expanded the program to include in-demand fields such as robotics and photovoltaic certifications.

•
Amazon now has more than 10 large-scale solar installations on fulfillment center rooftops, and remains on track to install 50 or more by 2020. Amazon was the leading corporate purchaser of renewable energy in the U.S. in 2016, according to the 2017 State of Green Business report.

•
Amazon donated more than 47,000 square feet of space within its newest headquarters building to Mary’s Place Family Shelter in Seattle, which will include 65 rooms to help shelter more than 200 homeless women, children, and families each night. Additionally, Amazon announced that it will match donations up to $1 million through the end of the year made to Friendship Place, a leader in the Washington, D.C., region in developing innovative solutions to end homelessness. Amazon also donated $1 million and 25,000 square feet of space within its Seattle headquarters to FareStart, a leader in transforming the lives of people who are homeless or living in poverty through its culinary job training and employment placement programs. The donations will help FareStart open five new eateries and launch a foodservice apprenticeship program to help people living in poverty obtain higher income jobs.

Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of July 27, 2017, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and customer spending, world events, the rate of growth of the Internet, online commerce, and cloud services, and the various factors detailed below. This guidance excludes the impact of our proposed acquisition of Whole Foods Market, Inc.
Third Quarter 2017 Guidance

•
Net sales are expected to be between $39.25 billion and $41.75 billion, or to grow between 20% and 28% compared with third quarter 2016. This guidance anticipates an unfavorable impact of approximately $125 million or 40 basis points from foreign exchange rates.

•	Operating income (loss) is expected to be between $(400) million and $300 million, compared with $575 million in third quarter 2016.

•	This guidance assumes, among other things, that no additional business acquisitions, investments, restructurings, or legal settlements are concluded.

A conference call will be webcast live today at 2:30 p.m. PT/5:30 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains, and develops commercial agreements, proposed and completed acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is www.amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.
About Amazon
Amazon is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Fire tablets, Fire TV, Amazon Echo, and Alexa are some of the products and services pioneered by Amazon. For more information, visit www.amazon.com/about and follow @AmazonNews.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2016	2017	2016	2017	2016	2017

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$12,470	$15,440	$15,890	$19,334	$10,269	$12,521
OPERATING ACTIVITIES:
Net income	857	197	1,370	921	1,931	1,922
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of property and equipment, including internal-use software and website development, and other amortization, including capitalized content costs	1,909	2,633	3,736	5,068	7,087	9,448
Stock-based compensation	768	1,158	1,312	1,952	2,461	3,615
Other operating expense, net	53	60	97	102	166	164
Other expense (income), net	32	(120)	(18)	(160)	121	(162)
Deferred income taxes	106	376	117	354	243	(8)
Changes in operating assets and liabilities:
Inventories	(57)	(682)	712	265	(2,167)	(1,874)
Accounts receivable, net and other	(1,184)	(1,242)	(772)	(248)	(2,538)	(2,842)
Accounts payable	977	2,088	(4,793)	(4,777)	3,377	5,046
Accrued expenses and other	(15)	(252)	(972)	(1,657)	1,007	1,039
Additions to unearned revenue	2,340	3,047	5,154	7,100	9,355	13,877
Amortization of previously unearned revenue	(2,208)	(3,434)	(4,318)	(6,681)	(7,994)	(12,340)
Net cash provided by (used in) operating activities (1)	3,578	3,829	1,625	2,239	13,049	17,885
INVESTING ACTIVITIES:
Purchases of property and equipment, including internal-use software and website development, net	(1,711)	(2,501)	(2,890)	(4,362)	(5,395)	(8,207)
Acquisitions, net of cash acquired, and other	(14)	(633)	(30)	(678)	(452)	(765)
Sales and maturities of marketable securities	931	2,293	2,069	4,202	4,249	6,866
Purchases of marketable securities	(1,645)	(4,210)	(2,281)	(5,829)	(4,762)	(11,304)
Net cash provided by (used in) investing activities	(2,439)	(5,051)	(3,132)	(6,667)	(6,360)	(13,410)
FINANCING ACTIVITIES:
Proceeds from long-term debt and other	66	66	75	90	202	636
Repayments of long-term debt and other	(70)	(54)	(245)	(122)	(1,366)	(232)
Principal repayments of capital lease obligations	(1,116)	(1,228)	(1,917)	(2,060)	(3,298)	(4,003)
Principal repayments of finance lease obligations	(32)	(47)	(61)	(85)	(108)	(170)
Net cash provided by (used in) financing activities (1)	(1,152)	(1,263)	(2,148)	(2,177)	(4,570)	(3,769)
Foreign currency effect on cash and cash equivalents	64	248	286	474	133	(24)
Net increase (decrease) in cash and cash equivalents	51	(2,237)	(3,369)	(6,131)	2,252	682
CASH AND CASH EQUIVALENTS, END OF PERIOD	$12,521	$13,203	$12,521	$13,203	$12,521	$13,203
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long-term debt	$143	$146	$145	$150	$301	$295
Cash paid for interest on capital and finance lease obligations	48	62	95	123	180	234
Cash paid for income taxes, net of refunds	88	447	226	693	380	879
Property and equipment acquired under capital leases	1,422	2,724	2,297	4,612	4,676	8,019
Property and equipment acquired under build-to-suit leases	231	748	582	1,948	870	2,575
______________________________

(1)
As a result of accounting guidance adopted in Q1 2017, we retrospectively adjusted our consolidated statements of cash flows to reclassify excess tax benefits of $113 million for the three-months ended June 30, 2016, $320 million for the six-months ended June 30, 2016, and $323 million for the twelve-months ended June 30, 2016 from financing activities to operating activities.

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2017	2016	2017

Net product sales	$21,116	$24,745	$41,697	$48,479
Net service sales	9,288	13,210	17,835	25,190
Total net sales	30,404	37,955	59,532	73,669
Operating expenses:
Cost of sales	19,180	23,451	38,047	45,891
Fulfillment	3,878	5,158	7,565	9,855
Marketing	1,546	2,229	2,982	4,150
Technology and content	3,880	5,549	7,405	10,363
General and administrative	580	874	1,077	1,669
Other operating expense, net	55	66	100	109
Total operating expenses	29,119	37,327	57,176	72,037
Operating income	1,285	628	2,356	1,632
Interest income	24	44	45	83
Interest expense	(116)	(143)	(233)	(282)
Other income (expense), net	(14)	137	66	185
Total non-operating income (expense)	(106)	38	(122)	(14)
Income before income taxes	1,179	666	2,234	1,618
Provision for income taxes	(307)	(467)	(782)	(695)
Equity-method investment activity, net of tax	(15)	(2)	(82)	(2)
Net income	$857	$197	$1,370	$921
Basic earnings per share	$1.81	$0.41	$2.90	$1.93
Diluted earnings per share	$1.78	$0.40	$2.84	$1.87
Weighted-average shares used in computation of earnings per share:
Basic	473	479	472	478
Diluted	483	492	482	491

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2017	2016	2017

Net income	$857	$197	$1,370	$921
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $36, $(2), $13, and $(15)	11	194	113	381
Net change in unrealized gains (losses) on available-for-sale securities:
Unrealized gains (losses), net of tax of $(17), $3, $(17), and $2	31	(6)	37	(8)
Reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $0, $0, $(1), and $0	1	2	2	5
Net unrealized gains (losses) on available-for-sale securities	32	(4)	39	(3)
Total other comprehensive income (loss)	43	190	152	378
Comprehensive income	$900	$387	$1,522	$1,299

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2017	2016	2017

North America
Net sales	$17,674	$22,370	$34,670	$43,362
Operating expenses	16,972	21,934	33,380	42,330
Operating income	$702	$436	$1,290	$1,032

International
Net sales	$9,844	$11,485	$19,410	$22,546
Operating expenses	9,979	12,209	19,665	23,752
Operating income (loss)	$(135)	$(724)	$(255)	$(1,206)

AWS
Net sales	$2,886	$4,100	$5,452	$7,761
Operating expenses	2,168	3,184	4,131	5,955
Operating income	$718	$916	$1,321	$1,806

Consolidated
Net sales	$30,404	$37,955	$59,532	$73,669
Operating expenses	29,119	37,327	57,176	72,037
Operating income	1,285	628	2,356	1,632
Total non-operating income (expense)	(106)	38	(122)	(14)
Provision for income taxes	(307)	(467)	(782)	(695)
Equity-method investment activity, net of tax	(15)	(2)	(82)	(2)
Net income	$857	$197	$1,370	$921

Segment Highlights:
Y/Y net sales growth:
North America	28%	27%	27%	25%
International	30	17	27	16
AWS	58	42	61	42
Consolidated	31	25	30	24
Net sales mix:
North America	58%	59%	58%	59%
International	32	30	33	31
AWS	10	11	9	10
Consolidated	100%	100%	100%	100%

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)

	December 31, 2016	June 30, 2017
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$19,334	$13,203
Marketable securities	6,647	8,248
Inventories	11,461	11,510
Accounts receivable, net and other	8,339	8,046
Total current assets	45,781	41,007
Property and equipment, net	29,114	37,083
Goodwill	3,784	4,254
Other assets	4,723	5,437
Total assets	$83,402	$87,781
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,309	$21,439
Accrued expenses and other	13,739	14,016
Unearned revenue	4,768	5,065
Total current liabilities	43,816	40,520
Long-term debt	7,694	7,683
Other long-term liabilities	12,607	16,364
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 500 and 504
Outstanding shares — 477 and 480	5	5
Treasury stock, at cost	(1,837)	(1,837)
Additional paid-in capital	17,186	19,129
Accumulated other comprehensive loss	(985)	(607)
Retained earnings	4,916	6,524
Total stockholders’ equity	19,285	23,214
Total liabilities and stockholders’ equity	$83,402	$87,781

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM) (1)	$11,563	$13,049	$15,004	$17,272	$17,634	$17,885	37%
Operating cash flow -- TTM Y/Y growth	49%	45%	51%	43%	53%	37%	N/A
Purchases of property and equipment, including internal-use software and website development, net -- TTM	$4,897	$5,395	$6,040	$6,737	$7,417	$8,207	52%
Principal repayments of capital lease obligations -- TTM	$2,761	$3,298	$3,579	$3,860	$3,891	$4,003	21%
Principal repayments of finance lease obligations -- TTM	$111	$108	$131	$147	$155	$170	57%
Property and equipment acquired under capital leases -- TTM	$4,638	$4,676	$4,998	$5,704	$6,717	$8,019	71%
Free cash flow -- TTM (1) (2)	$6,666	$7,654	$8,964	$10,535	$10,217	$9,678	26%
Free cash flow less lease principal repayments -- TTM (1) (3)	$3,794	$4,248	$5,254	$6,528	$6,171	$5,505	30%
Free cash flow less finance lease principal repayments and assets acquired under capital leases -- TTM (1) (4)	$1,917	$2,870	$3,835	$4,684	$3,345	$1,489	(48)%
Invested capital (5)	$32,824	$34,695	$36,722	$39,126	$42,114	$45,537	31%
Common shares and stock-based awards outstanding	490	495	496	497	497	502	1%
Common shares outstanding	472	474	475	477	478	480	1%
Stock-based awards outstanding	18	21	21	20	20	22	3%
Stock-based awards outstanding -- % of common shares outstanding	3.9%	4.4%	4.4%	4.2%	4.1%	4.5%	N/A
Results of Operations
Worldwide (WW) net sales	$29,128	$30,404	$32,714	$43,741	$35,714	$37,955	25%
WW net sales -- Y/Y growth, excluding F/X	29%	30%	29%	24%	24%	26%	N/A
WW net sales -- TTM	$113,418	$120,637	$127,993	$135,987	$142,572	$150,123	24%
WW net sales -- TTM Y/Y growth, excluding F/X	28%	29%	28%	28%	26%	26%	N/A
Operating income	$1,071	$1,285	$575	$1,255	$1,005	$628	(51)%
FX impact -- favorable (unfavorable)	$50	$45	$8	$7	$(31)	$(38)	N/A
Operating income -- Y/Y growth (decline), excluding F/X	300%	168%	40%	13%	(3)%	(48)%	N/A
Operating margin -- % of WW net sales	3.7%	4.2%	1.8%	2.9%	2.8%	1.7%	N/A
Operating income -- TTM	$3,049	$3,871	$4,040	$4,186	$4,120	$3,462	(11)%
Operating income -- TTM Y/Y growth (decline), excluding F/X	933%	388%	128%	83%	34%	(9)%	N/A
Operating margin -- TTM % of WW net sales	2.7%	3.2%	3.2%	3.1%	2.9%	2.3%	N/A
Net income	$513	$857	$252	$749	$724	$197	(77)%
Net income per diluted share	$1.07	$1.78	$0.52	$1.54	$1.48	$0.40	(77)%
Net income -- TTM	$1,166	$1,931	$2,105	$2,371	$2,583	$1,922	—%
Net income per diluted share -- TTM	$2.43	$4.02	$4.38	$4.90	$5.31	$3.94	(2)%
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(1)
As a result of accounting guidance adopted in Q1 2017, we retrospectively adjusted our consolidated statements of cash flows to reclassify excess tax benefits from financing activities to operating activities. The amount of the adjustment was $305 million for TTM Q1 2016, $323 million for TTM Q2 2016, $401 million for TTM Q3 2016, and $829 million for TTM Q4 2016.

(2)
Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, including internal-use software and website development, net,” which is included in cash flow from investing activities.

(3)
Free cash flow less lease principal repayments is free cash flow reduced by “Principal repayments of capital lease obligations,” and “Principal repayments of finance lease obligations,” which are included in cash flow from financing activities.

(4)
Free cash flow less finance lease principal repayments and assets acquired under capital leases is free cash flow reduced by “Principal repayments of finance lease obligations,” which is included in cash flow from financing activities, and property and equipment acquired under capital leases. In this measure, property and equipment acquired under capital leases is reflected as if these assets had been purchased with cash, which is not the case as these assets have been leased.

(5)	Average Total Assets minus Current Liabilities (excluding current portion of Long-Term Debt and current portion of capital lease obligations and finance lease obligations) over five quarter ends.

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Y/Y % Change
Segments
North America Segment:
Net sales	$16,996	$17,674	$18,874	$26,240	$20,992	$22,370	27%
Net sales -- Y/Y growth, excluding F/X	27%	28%	26%	22%	23%	27%	N/A
Net sales -- TTM	$67,299	$71,176	$75,045	$79,785	$83,781	$88,476	24%
Operating Income:
Operating income	$588	$702	$255	$816	$596	$436	(38)%
FX impact -- favorable (unfavorable)	$5	$5	$6	$11	$4	$11	N/A
Operating income -- Y/Y growth (decline), excluding F/X	129%	100%	34%	26%	1%	(40)%	N/A
Operating margin -- % of North America net sales	3.5%	4.0%	1.3%	3.1%	2.8%	1.9%	N/A
Operating income -- TTM	$1,759	$2,113	$2,182	$2,361	$2,369	$2,102	(1)%
Operating margin -- TTM % of North America net sales	2.6%	3.0%	2.9%	3.0%	2.8%	2.4%	N/A
International Segment:
Net sales	$9,566	$9,844	$10,609	$13,965	$11,061	$11,485	17%
Net sales -- Y/Y growth, excluding F/X	26%	28%	28%	23%	21%	22%	N/A
Net sales -- TTM	$37,239	$39,518	$41,860	$43,983	$45,477	$47,119	19%
Operating income (loss):
Operating income (loss)	$(121)	$(135)	$(541)	$(487)	$(481)	$(724)	438%
FX impact -- favorable (unfavorable)	$21	$40	$22	$5	$(32)	$(59)	N/A
Operating income/loss -- Y/Y growth (decline), excluding F/X	(27)%	(8)%	171%	354%	272%	393%	N/A
Operating margin -- % of International net sales	(1.3)%	(1.4)%	(5.1)%	(3.5)%	(4.4)%	(6.3)%	N/A
Operating income (loss) -- TTM	$(626)	$(571)	$(905)	$(1,283)	$(1,644)	$(2,233)	291%
Operating margin -- TTM % of International net sales	(1.7)%	(1.4)%	(2.2)%	(2.9)%	(3.6)%	(4.7)%	N/A
AWS Segment:
Net sales	$2,566	$2,886	$3,231	$3,536	$3,661	$4,100	42%
Net sales -- Y/Y growth, excluding F/X	64%	58%	55%	47%	43%	42%	N/A
Net sales -- TTM	$8,880	$9,943	$11,088	$12,219	$13,314	$14,529	46%
Operating income:
Operating income	$604	$718	$861	$926	$890	$916	28%
FX impact -- favorable (unfavorable)	$24	$—	$(20)	$(9)	$(3)	$10	N/A
Operating income -- Y/Y growth, excluding F/X	198%	136%	106%	61%	48%	26%	N/A
Operating margin -- % of AWS net sales	23.5%	24.9%	26.6%	26.2%	24.3%	22.3%	N/A
Operating income -- TTM	$1,916	$2,329	$2,762	$3,108	$3,395	$3,593	54%
Operating margin -- TTM % of AWS net sales	21.6%	23.4%	24.9%	25.4%	25.5%	24.7%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except employee data)
(unaudited)

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Y/Y % Change
Net Sales:
Retail products (1)	$19,916	$20,378	$21,590	$29,548	$22,826	$23,754	17%
Retail products - Y/Y growth, excluding F/X	21%	22%	20%	16%	16%	18%	N/A
Retail third-party seller services (2)	$4,801	$5,083	$5,652	$7,456	$6,438	$6,991	38%
Retail third-party seller services - Y/Y growth, excluding F/X	46%	48%	46%	39%	36%	40%	N/A
Retail subscription services (3)	$1,300	$1,431	$1,532	$2,130	$1,939	$2,165	51%
Retail subscription services - Y/Y growth, excluding F/X	56%	52%	47%	33%	52%	53%	N/A
AWS	$2,566	$2,886	$3,231	$3,536	$3,661	$4,100	42%
AWS - Y/Y growth, excluding F/X	64%	58%	55%	47%	43%	42%	N/A
Other (4)	$545	$626	$709	$1,071	$850	$945	51%
Other - Y/Y growth, excluding F/X	46%	65%	74%	99%	58%	53%	N/A

Stock-based Compensation Expense
Cost of sales			$7	$9	$8	$12	N/A
Fulfillment	$116	$186	$165	$190	$163	$261	41%
Marketing	$56	$80	$85	$102	$94	$133	66%
Technology and content	$317	$419	$434	$493	$441	$633	51%
General and administrative	$55	$83	$85	$93	$86	$119	45%
Total stock-based compensation expense	$544	$768	$776	$887	$792	$1,158	51%
Other
WW shipping costs	$3,275	$3,362	$3,897	$5,634	$4,383	$4,568	36%
WW shipping costs -- Y/Y growth	42%	44%	43%	35%	34%	36%	N/A
WW paid units -- Y/Y growth	27%	28%	28%	24%	24%	27%	N/A
WW seller unit mix -- % of WW paid units	48%	49%	50%	49%	50%	51%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	245,200	268,900	306,800	341,400	351,000	382,400	42%
Employees (full-time and part-time; excludes contractors & temporary personnel) -- Y/Y growth	49%	47%	38%	48%	43%	42%	N/A
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(1)
Includes product sales and digital media content where we record revenue gross. We leverage our retail infrastructure to offer a wide selection of consumable and durable goods that includes electronics and general merchandise as well as media products available in both a physical and digital format, such as books, music, video, games, and software. These product sales include digital products sold on a transactional basis; digital product subscriptions that provide unlimited viewing or usage rights are included in Retail subscription services.

(2)	Includes commissions, related fulfillment and shipping fees, and other third-party seller services.

(3)	Includes annual and monthly fees associated with Amazon Prime membership, as well as audiobook, e-book, digital video, digital music, and other subscription services.

(4)	Includes sales not otherwise included above, such as certain advertising services and our co-branded credit card agreements.

Amazon.com, Inc.
Certain Definitions
Customer Accounts

•
References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•
References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

AWS Customers

•
References to AWS customers mean unique AWS customer accounts, which are unique customer account IDs that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account ID are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.

Units

•
References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon domains worldwide as well as Amazon-owned items sold through non-Amazon domains. Units sold are paid units and do not include units associated with AWS, certain acquisitions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Darin Manney, amazon-ir@amazon.com	Ty Rogers, amazon-pr@amazon.com
www.amazon.com/ir	www.amazon.com/about